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                                                                       EXHIBIT 5

                          OPINION OF PHILIP E. TAKEN

                                 July 31, 1998



Paymentech, Inc.
1601 Elm Street, 8/th/ Floor
Dallas, Texas 75201

Ladies and Gentlemen:

     I am general counsel of Paymentech, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 67,289 shares of the Company's common stock, par value $.01 per share (the "Common Stock") held by James Margolis and Margolis Consulting Services, Inc. (the "Selling Stockholders") as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission.

     In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, (ii) the Certificate of Incorporation and By-laws of the Company, each as amended to the date hereof, and (iii) a specimen certificate for the Common Stock. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all persons who executed documents reviewed by me, the genuineness of all signatures on documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. I have also assumed that the certificates representing such shares of Common Stock will be signed by facsimile or otherwise by authorized officers of the Company and of the transfer agent for the Common Stock and registered by the registrar for the Common Stock and conform and will conform to the specimen thereof examined by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, I am of the opinion that such shares of Common Stock have been duly authorized and, when issued and delivered, against receipt by the Company of the agreed consideration therefor, will be validly issued, fully paid and nonassessable.


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     I hereby consent to the filing of this opinion with the Securities and
Exchange Commission as Exhibit 5 to the Registration Statement.


                                        Very truly yours,



                                        /s/ Philip E. Taken
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                                        Philip E. Taken
                                        Chief Administrative Officer and
                                        General Counsel


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